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                                                                     EXHIBIT 3.2


              AMENDMENTS TO ARTICLE IV, SECTIONS 1, 8(b) AND 9 AND
             ARTICLES X, XI, XII, XIII, XV AND XVI OF THE BYLAWS OF
                         EQUITY OFFICE PROPERTIES TRUST

I.       Amendments to Article IV, Sections 1, 8(b) and 9

                  Article IV, Section 1 hereby is amended to read in its entirety as follows:

                  Section 1. NUMBER, TENURE AND QUALIFICATION. The Trustees may appoint from among its members an Audit Committee, a Compensation Committee and other committees, each composed of one or more Trustees, to serve at the pleasure of the Trustees. A majority of the Trustees on the Compensation Committee and all of the Trustees on the Audit Committee shall be Independent Trustees.

                  Article IV, Section 8(b) hereby is amended to read in its entirety as follows:

                  (b) The Conflicts Committee shall have the power to consider and, in each case where the transaction obligates or is expected to obligate the Trust in an amount not greater than Fifty Million Dollars ($50,000,000), to approve, in the name and on behalf of the Trust (including, without limitation, in the name and on behalf of EOP Operating Limited Partnership, in the Trust's capacity as its general partner, as applicable), any transaction in which the Trust is or is proposed to be a party and as to which any Trustee knows at the time of commitment that any of the following persons either is or is entitled to be a party, whether directly or indirectly, to the transaction or has a sufficiently material beneficial interest that the interest might reasonably be expected to exert an influence on the Trustee's judgment if he were called upon to vote on the transaction: (a) any Trustee or any Related Person of any Trustee; (b) any person (other than the Trust) of which the Trustee is the owner of more than 5% of any class of equity securities or is a director, trustee, general partner, agent or employee; (c) any person that controls one or more of the persons specified in clause (b) or a person that is controlled by, or is under common control with, one or more of the persons specified in clause (b); or (d) an individual who is a general partner, principal or employer of the Trustee.

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                  Article IV, Section 9 hereby is amended to read in its
entirety as follows:

                  Section 9. AUDIT COMMITTEE

                  I. PURPOSE

                  The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Audit Committee is to:

                           (a) Serve as an independent and objective body to monitor the Trust's financial reporting process and internal control systems;

                           (b) Serve, together with the Board, as the ultimate authority to which the independent auditor (the "Independent Auditor") and the internal auditing department ("Internal Audit") are accountable, and have, together with the Board, the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Auditor (or to nominate the Independent Auditor to be proposed for shareholder approval in any proxy statement);

                           (c) Review and audit efforts of the Independent Auditor and Internal Audit; and

                           (d) Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board.

                  II.      COMPOSITION AND EXPERTISE

                           (a) Members of the Audit Committee shall meeting the independence and experience requirements of the New York Stock Exchange (the "NYSE") and any other market or markets, if any, on which the securities of the Trust or any of its subsidiaries are traded. Determinations as to whether a particular trustee satisfies the requirements for membership on the Audit Committee will be made by the Board.

                           (b) The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board (commencing with the 2001 organizational meeting) and shall serve until their successors shall have been duly elected and qualified or until their resignation or removal. Unless a Chair is designated by the full Board, the members of the Audit Committee may elect a Chair by majority vote.

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                           (c)      The Audit Committee shall be composed of not
                                    less than three Trustees.


III.     DUTIES AND RESPONSIBILITIES

                  The Audit Committee shall:

                                    Documents/Reports Review

                           (a) Review the adequacy of this Charter at least annually and at such other intervals as the Audit Committee or the Board determines.

                           (b) Review and discuss with management the annual audited and quarterly financial statements.

                           (c) Review reports to management prepared by the Independent Auditor or Internal Audit and any responses to the same by management.

                                    Independent Auditor

                           (d) Review and recommend to the Board: (i) the selection of the Independent Auditor to audit the books, records and accounts of the Trust, and (ii) the approval of the fees and other compensation of the Independent Auditor.

                           (e) Review and discuss with the Independent Auditor all significant relationships that the auditor and its affiliates have with the Trust and its affiliates in order to determine the auditor's independence. The Audit Committee shall: (i) request, receive and review and a periodic basis, a formal written statement from the Independent Auditor delineating all relationships between the Independent Auditor and the Trust, (ii) discuss with the Independent Auditor and disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor and
                                    (iii) recommend that the Board take
                                    appropriate action in response to the
                                    Independent Auditor's report to satisfy
                                    itself of the Independent Auditor's
                                    independence.

                                    Financial Reporting Process

                           (f) Review the financial processes and audit controls, both internal and external, based on consultation with the Independent Auditor and Internal Audit.

                           (g) Review the Independent Auditor's judgment about the quality and appropriateness of accounting principles as applied in financial reporting.

                           (h) Consider and, if appropriate, recommend to the Board significant changes to auditing and accounting principles and practices as suggested by the Independent Auditor, management of Internal Audit.

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                                    Process Improvements

                           (i) Review reports to the Audit Committee by each of management, the Independent Auditor and Internal Audit regarding any significant judgments made in management's preparation of financial statements and the view of each as to the appropriateness of such judgments.

                           (j)      Review with each of management, the
                                    Independent Auditor and Internal Audit any significant difficulties encountered during the course of each audit.

                           (k) Review any significant disagreement among management, the Independent Auditor and Internal Audit in connection with the preparation of the financial statements.

                           (l) Review with the Independent Auditor, Internal Audit and management the extent to which changes or improvements in financial or accounting practices and internal controls, as approved by the Audit Committee, have been implemented.

                                    Other

                           (m) Annually prepare a report to shareholders as required by the Securities and Exchange Commission.

                           (n) Keep a record of the acts and proceedings of the Audit Committee and report thereon to the Board periodically or whenever requested to do so.

                           (o) Review, with the Trust's counsel, legal compliance matters or any legal matter that could have a significant impact on the organization's financial statements.

                           (p) Perform such other activities, consistent with this Charter, the Trust's Declaration or Trust, Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                           (q)      While the Audit Committee has the
                                    responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to implement internal controls or to determine that the Trust's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, amount management, the Independent Auditor or Internal Audit or to assure compliance with laws and regulations. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the Independent Auditor. In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible in order to best react to a changing environment.

II.      Amendments to Articles X, XI, XII, XIII, XV and XVI

                  Effective May 15, 1998, Article X is deleted in its entirety.

                  Article XI, Article XII, Article XIII, Article XV and Article XVI hereby are renumbered as Article X, Article XI, Article XII, Article XIII and Article XV, respectively.